CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 406 and Amendment No. 409 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated September 27, 2024 on the financial statements and financial highlights of Bushido Capital US Equity ETF, a series of EA Series Trust. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 26, 2024